As filed with the Securities and Exchange Commission on October 30, 2000
                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


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                            WOMEN.COM NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                   13-4059516
  (State of Incorporation)                (I.R.S. Employer Identification No.)


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                          1820 GATEWAY DRIVE, SUITE 100
                           SAN MATEO, CALIFORNIA 94404
                                 (650) 378-6500
                    (Address of principal executive offices)


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                            WOMEN.COM NETWORKS, INC.

                 AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN
                            (Full title of the plan)



                               MARLEEN R. MCDANIEL
         CHAIRPERSON OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            WOMEN.COM NETWORKS, INC.
                          1820 GATEWAY DRIVE, SUITE 100
                           SAN MATEO, CALIFORNIA 94404
                                 (650) 378-6500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


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                                   Copies to:
                               MARK TANOURY, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                        PALO ALTO, CALIFORNIA 94306-2155
                                 (650) 843-5000


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                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                         Proposed Maximum           Proposed Maximum
   Title of Securities               Amount to be             Offering                  Aggregate                 Amount of
    to be Registered                Registered (1)       Price per Share (2)        Offering Price (2)         Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.001                 5,850,000            $    1.4375               $ 8,409,375                $   2,337.81

Shares issuable pursuant
to outstanding options
under the Registrant's                 6,722,576            $    7.18(a)              $48,268,095
Amended and Restated 1998
Equity Incentive Plan

Common Stock reserved for
future issuance under the
Registrant's Amended and               2,499,106            $    1.4375(b)            $ 3,592,464
Restated 1998 Equity
Incentive Plan,
=================================================================================================================================


(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the umber of shares of the Registrant's outstanding Common Stock of Women.com Networks, Inc. (the "Registration Statement").

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) the weighted average exercise price per share for shares subject to outstanding options granted by the Company under the Amended and Restated 1998 Equity Incentive Plan, (the "Plan") or (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on October 25, 2000 for shares reserved for future issuance under the Plan.

                                EXPLANATORY NOTE


This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 5,850,000 shares of Registrant's Common Stock to be issued pursuant to the Registrant's Amended and Restated 1998 Equity Incentive Plan.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Women.com Networks, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the year ended December 31, 1999;

        (c) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed May 13, 1999, under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

        (d) The Company's Registration Statement on Form S-8 (No. 333-89753) filed under the Securities Act on October 27, 1999.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward llp, Palo Alto, California ("Cooley Godward"). An investment partnership comprised of members and senior associates and Cooley Godward beneficially owns 19,791 shares of the Registrant's Common Stock and individual members and associates of Cooley Godward beneficially own an aggregate of 2,700 shares of the Registrant's Common Stock.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law authorizes a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended.

        As permitted by Delaware law, our Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or (4) for any transaction from which the director derived an improper personal benefit.

        As permitted by Delaware law, our Restated Certificate of Incorporation provides that (1) we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to certain very




                                       1.

limited exceptions; (2) we are permitted to indemnify our other employees to the extent that we indemnify our officers and directors, unless otherwise required by law, our Restated Certificate of Incorporation, our bylaws or agreements; (3) we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (4) the rights conferred in the Restated Certificate of Incorporation are not exclusive.

        Our Amended and Restated Bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other offices and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Amended and Restated Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Amended and Restated Bylaws would permit indemnification.

        We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our Amended and Restated Bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person's services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.


                                    EXHIBITS

EXHIBIT
 NUMBER
 ------
4.1(1)         Restated Certificate of Incorporation of the Company.

4.2(1)         Amended and Restated Bylaws of the Company.

5.1(2)         Opinion of Cooley Godward LLP.

23.1(2)        Consent of PricewaterhouseCoopers LLP, Independent Public
               Accountants.

23.2(2)        Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1           Power of Attorney is contained on the signature pages.

99.1(2)        Amended and Restated 1998 Equity Incentive Plan.

--------------------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333- 78363).

(2)     Filed herewith

                                  UNDERTAKINGS

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;


                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                       3.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on October 30, 2000.


                                      WOMEN.COM NETWORKS, INC.




                                      By     /s/ Marleen McDaniel
                                             ----------------------------------
                                             Marleen McDaniel

                                      Title: Chairperson of the Board, Chief
                                             Executive Officer and President


                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marleen McDaniel, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as her or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                        TITLE                                       DATE
     /s/ Marleen McDaniel                        Chairperson of the Board, Chief             October 30, 2000
------------------------------------             Executive Officer and President
     Marleen McDaniel                            (Principal Executive Officer)



     /s/ Barry Weinman                           Director                                    October 30, 2000
------------------------------------
     Barry Weinman


     /s/ William Miller                          Director                                    October 30, 2000
------------------------------------
     William Miller


     /s/ Cathleen Black                          Director                                    October 30, 2000
------------------------------------
     Cathleen Black


     /s/ Alfred Sikes                            Director                                    October 30, 2000
------------------------------------
     Alfred Sikes


     /s/ Mark Miller                             Director                                    October 30, 2000
------------------------------------
     Mark Miller


     /s/ James Asher                             Director                                    October 30, 2000
------------------------------------
     James Asher


     /s/ David Galloway                          Director                                    October 30, 2000
------------------------------------
     David Galloway




                                       4.
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                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                               DESCRIPTION
4.1(1)         Restated Certificate of Incorporation of the Company.

4.2(1)         Amended and Restated Bylaws of the Company.

5.1(2)         Opinion of Cooley Godward LLP.

23.1(2)        Consent of PricewaterhouseCoopers LLP, Independent Public
               Accountants.

23.2(2)        Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1           Power of Attorney is contained on the signature pages.

99.1(2)        Amended and Restated 1998 Equity Incentive Plan.





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(1)     Incorporated by reference to the Registrant's Registration Statement on
        Form S-1, as amended (No. 333- 78363).

(2)     Filed herewith